Exhibit 99.1

This press release may not be distributed, directly or indirectly, into or in Australia, Japan, Canada, South Africa or New Zealand. The Offer is not being made to (and acceptances will not be accepted from) persons in those countries or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law.

NEWS RELEASE

Stockholm May 5, 2011

IGT launches a recommended cash offer of SEK
67.56 per share in Entraction

International Game Technology (NYSE: IGT) (“IGT”) – a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated gaming markets – hereby announces a recommended cash offer to the shareholders in Entraction Holding AB (“Entraction” or the “Company”) to acquire all A shares and B shares in Entraction at a price of SEK 67.56 per share (the “Offer”), through its wholly-owned Swedish subsidiary Goldcup 6663 AB, under proposed name change to Eagle One AB1 (“Eagle One”). The B shares in Entraction are listed on NASDAQ OMX First North Premier Stockholm (“First North”).

“The addition of Entraction advances IGT’s position in legalized Interactive gaming markets,” said Patti Hart, President and CEO of IGT. “It strengthens our interactive portfolio by adding poker, bingo, casino, and sports betting. This combination will drive enhanced value for our global customers and partners. We are also thrilled to welcome the Entraction team as the newest members of the IGT family.”

“The Board of Directors of Entraction has thoroughly evaluated IGT’s offer and has unanimously resolved to recommend the shareholders to accept the offer.” said Börje Fors, Chairman of the Board of Entraction.2

“This transaction represents a fantastic opportunity for our employees, customers, and shareholders alike” said Peter Åström, President and CEO of Entraction. “Entraction will be able to utilize IGT’s global scale and distribution to advance our short and long term objectives in exciting, new ways and we look forward to joining the IGT team.”

1 Goldcup 6663 AB is a newly incorporated Swedish limited liability company, with company registration number 556850-8856.
2 Henrik Kvick, who holds approximately 14.9 per cent of the shares and 11.3 per cent of the votes in Entraction, has on certain conditions undertaken to accept the Offer. Since such undertaking, Henrik Kvick has not participated in the Board of Directors’ evaluation of the Offer or decisions concerning the Offer

IGT launches cash offer of SEK 67.56 per share in Entraction

Summary:
•	Shareholders are offered SEK 67.56 in cash per share in Entraction, corresponding to a total value of the Offer of SEK 700 million.3
•
The Offer represents a 57.7 per cent premium over the volume-weighted average price paid for the Entraction class B share over the past three months and a 33.8 per cent premium over the closing price on May 4, 2011.

•
The main shareholder in Entraction, Henrik Kvick (member of the Board of Directors of Entraction) and one additional shareholder, who together hold approximately 16.5 per cent of the total number of shares and 12.5 per cent of the total number of votes in the Company, have undertaken to accept the Offer, under certain conditions. In addition, shareholders holding additionally approximately 4.7 per cent of the total number of shares and 3.5 per cent of the total number of votes have expressed their support for the Offer.

•	The Offer is unanimously recommended by the Board of Entraction (Henrik Kvick has not participated in the resolution due to conflict of interest).4
•	The Offer is subject to customary conditions, including, but not limited to, (i) that the Offer be accepted by shareholders holding more than 90% of the shares and (ii) regulatory approvals.
•	The Offer will be financed through cash available to IGT from its balance sheet.
•	The acceptance period for the Offer is scheduled to run from May 13 up to and including June 7, 2011.
•	The expected date for the settlement, subject to satisfaction of regulatory and other conditions, is June 15, 2011.

Background and reasons for the Offer
IGT is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated gaming markets. IGT had sales of USD 1,987 million in fiscal year 2010 and an operating profit of USD 433 million.

Established in 2000, Entraction operates one of the world’s largest, legal online poker networks and has quickly grown into one of the leading suppliers of online gaming products and services. Entraction’s scalable, robust business to business delivery platform contains over 4 million registered players, in partnership with over 60 operators. Additionally, Entraction provides a comprehensive suite of services needed to operate a successful gaming site such as content management, customer support, payment solutions, fraud protection and security.

The successful acquisition of Entraction will enhance IGT’s ability to grow its position within the rapidly growing Interactive gaming space. The combination is anticipated to provide Entraction with the global scale and reach to partner with gaming operators and land based casinos around the world.

IGT recognizes the competence and experience that Entraction will bring to the company. IGT also recognizes commitment to excellence and cutting edge business-to-business solutions that Entraction delivers to its partners and intends to protect, invest in and grow Entraction’s business in meaningful ways.

3 The offered price is subject to adjustment should Entraction pay dividend or make any other value transfer prior to the settlement of the Offer and will accordingly be reduced by the amount per share of any such dividend or value transfer.
4 Henrik Kvick, who holds approximately 14.9 per cent of the shares and 11.3 per cent of the votes in Entraction, has on certain conditions undertaken to accept the Offer. Since such undertaking, Henrik Kvick has not participated in the Board of Directors’ evaluation of the Offer or decisions concerning the Offer.

IGT launches cash offer of SEK 67.56 per share in Entraction

Transaction and consideration
Eagle One, a wholly-owned Swedish subsidiary of IGT, offers SEK 67.56 in cash per class A and class B share in Entraction. The offered price is subject to adjustment should Entraction pay any dividend or make any other value transfer prior to settlement of the Offer and will accordingly be reduced by the amount per share of any such dividend or value transfer.

No commission will be charged in connection with the Offer.

Compared to Entraction’s volume-weighted average share price on First North during the last three months until May 4, 2011 of approximately SEK 42.85, the Offer represents a premium of approximately 57.7 per cent. Compared to the last closing price of SEK 50.50 per share on First North on May 4, 2011, being the last day of trading prior to the announcement of the Offer, the Offer represents a premium of approximately 33.8 per cent.

The total value of the Offer amounts to SEK 700 million.

IGT’s and Eagle One’s holding in Entraction
Neither IGT nor Eagle One currently owns or controls any shares in Entraction and has not acquired any shares in the Company during the last six months prior to announcement of the Offer.

IGT may engage in purchases, or enter into arrangements to purchase, shares of Entraction during the acceptance period. Any purchases made or arranged shall be in accordance with Swedish law and disclosed in accordance with applicable rules.

Recommendation from the Board of Entraction
Entraction’s Board of Directors has on May 4, 2011 unanimously (without the participation of Henrik Kvick due to conflict of interest) decided to recommend Entraction’s shareholders to accept the Offer.

Undertakings and support for the Offer
The main shareholder in Entraction, Henrik Kvick, holding 1,542,258 shares corresponding to approximately 14.9 per cent of the total number of shares and 11.3 per cent of the total number of votes in Entraction, has undertaken to accept the Offer and tender his shares to Eagle One in the Offer. This undertaking is conditional upon that no other party announces a competing offer regarding acquisition of shares in Entraction at a price per share that is at least 10 per cent higher than the price per share under the Offer which Eagle One decides not to match (i.e. offer a price that at least corresponds to the price in the competing offer) within five business days. Further, one additional shareholder, who, directly or through affiliates, holds 164,204 shares corresponding to approximately 1.6 per cent of the total number of shares and 1.2 per cent of the total number of votes in Entraction, has undertaken to accept the Offer and tender his shares to Eagle One in the Offer. This undertaking is conditional upon that no other party announces a competing offer regarding acquisition of shares in Entraction at a price per share that is higher than the price per share under the Offer which Eagle One decides not to match (i.e. offer a price that at least corresponds to the price in the competing offer) within five business days. In addition, three shareholders holding 484,181 shares corresponding to approximately 4.7 per cent of the total number of shares and 3.5 per cent of the total number of votes have expressed their support for the Offer.

IGT launches cash offer of SEK 67.56 per share in Entraction

Transaction agreement with Entraction
On May 4, 2011, Eagle One and Entraction entered into a Transaction Agreement. The Transaction Agreement includes, amongst other things, the following key terms and conditions:

·
Entraction’s Board has agreed to recommend the Offer and, if a higher competing offer for Entraction is announced, continue to recommend the Offer, provided that (i) Eagle One by no later than 8.00 a.m. (CET) the fifth business day following the announcement of the higher competing offer increases the Offer price to a level that is equal to or greater than the offer consideration under the competing offer; (ii) the terms of the Offer are otherwise substantially equal to those contained in the competing offer; and (iii) Entraction’s Board, in its sole discretion, but in its good faith judgment, considers itself to be in compliance with its fiduciary duties in general as well as its duties under applicable laws and regulations, including the Swedish Industry and Commerce Stock Exchange Committee’s rules on public offers for companies traded on certain Swedish multi-lateral trading facilities (the “Takeover Rules”) and good practice on the Swedish stock market;

·	Entraction has undertaken, subject to conditions set out in the agreement, not to solicit any third party to make a public offer for Entraction;

·
Entraction has agreed to reimburse Eagle One and/or IGT for its costs, fees and expenses incurred in connection with the Offer up to a maximum amount of SEK 7.0 million, or if higher, 1.0 per cent of the total consideration offered in any higher offer from Eagle One, if Entraction’s Board withdraws or adversely modifies its recommendation of the Offer or in the event of breach of the non-solicitation undertaking in the agreement. Entraction is not obliged to reimburse if Entraction’s Board withdraws its recommendation of the Offer and instead recommends a competitive offer and no such competitive offer is completed within six (6) months of the announcement of such competitive offer. The obligation to reimburse is also conditional on not being contrary to applicable laws and on the Swedish Securities Council, on submission by Eagle One, not determining that payment by the Target of any such amount is contrary to the Takeover Rules or good practice on the Swedish Securities Market (Sw. god sed på aktiemarknaden);

·
The Board of Directors of Entraction has undertaken to use its reasonable efforts to procure that Entraction operate its business in the ordinary course and not to engage in transactions or otherwise take actions outside the ordinary course of business; and

·
Entraction has also agreed to take certain actions in order to facilitate completion of the Offer, such as cooperating with Eagle One in the preparation of the offer document, as well as to give Eagle One the assistance necessary to prepare and file applications for regulatory approvals.

The Transaction Agreement will in its entirety be set out in the offer document.

Conditions to the Offer
Completion of the Offer is conditional upon:

I.	the Offer being accepted to such an extent that Eagle One becomes the owner of more than 90% of the total number of shares in Entraction (on a fully diluted basis);

II.	no other party announcing an offer to acquire Entraction on terms that are more favourable to the shareholders in Entraction than the Offer;

IGT launches cash offer of SEK 67.56 per share in Entraction

III.
with respect to the Offer and the acquisition of Entraction, receipt of all necessary regulatory, governmental or similar clearances, approvals and decisions, including competition authorities, in each case on terms which, in Eagle One’s opinion, are acceptable;

IV.
the Offer not being wholly or partly prevented or materially adversely affected by any legislation or other regulation, court decision, public authority decision or similar circumstance, which is actual or could reasonably be anticipated, outside the control of Eagle One and which Eagle One could not reasonably have foreseen at the time of the announcement of the Offer;

V.
no information made public by Entraction or disclosed by Entraction to IGT or Eagle One being materially inaccurate, incomplete or misleading, and Entraction not having failed to make public any information that should have been made public by it;

VI.
there being no circumstances, which Eagle One did not have knowledge about at the time of the announcement of the Offer, having occurred that have a material adverse effect upon Entraction’s sales, results, liquidity, assets or equity; and

VII.	Entraction not taking any measures that are liable to impair the prerequisites for making the Offer or its implementation.

Eagle One reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions are not fulfilled or cannot be fulfilled. However, with regard to conditions II-VII, such withdrawal will only be made provided that the non-fulfilment of such condition is of material importance to Eagle One’s acquisition of Entraction.

Eagle One reserves the right to waive, in whole or in part, one or more of the conditions above in accordance with applicable laws and regulations, including, with respect to condition I above, to complete the Offer at a lower level of acceptance.

Employees in Entraction
IGT recognizes the value of Entraction’s management team and employees. IGT also recognizes the commitment to excellence and cutting edge business-to-business solutions that Entraction delivers to its partners. After completion of the Offer, IGT intends to protect, grow and invest in Entraction’s business by welcoming their workforce with as little disruption and impact as possible.

The financing of the Offer
The Offer is not subject to any financing condition. The Offer will be financed by IGT with existing cash on hand. As of March 31, 2011 IGT had approximately USD 373 million in cash on hand.

Due Diligence
IGT has, in connection with the preparation for the Offer, conducted a limited, confirmatory due diligence and, in connection therewith, met with the management of the Company. During the due diligence IGT has, among other things, reviewed certain agreements and certain financial information. The Board of Entraction has informed IGT that during this process, no information has been disclosed to IGT that has not previously been disclosed and that can reasonably be expected to affect the share price of Entraction, with the exception of the draft interim results for the period January-March 2011 that was released prior to the publication of the Offer and this offer announcement.

IGT launches cash offer of SEK 67.56 per share in Entraction

Preliminary timetable
Preliminary date for publication of the offer document:	May 12, 2011

Preliminary dates for the acceptance period:	May 13– June 7, 2011

Preliminary date of settlement:	June 15, 2011

Eagle One reserves the right to extend the acceptance period for the Offer, as well as to postpone the date of settlement. The acquisition of Entraction requires clearance from the relevant competition and other regulatory authorities. The necessary clearances are expected to be obtained around the end of the acceptance period.

Compulsory acquisition and delisting
As soon as possible following Eagle One’s acquisition of shares representing more than 90 per cent of the total number of shares in Entraction, Eagle One intends to initiate a compulsory acquisition procedure regarding the remaining shares in Entraction. In connection hereto, Eagle One intends to act to have the Entraction B shares delisted from First North.

Applicable law and disputes
Swedish law, the Takeover Rules, the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules (including its rulings with respect to NASDAQ OMX Stockholm AB’s rules regarding public offers on the stock market and the rules on public offers issued by the Swedish Industry and Commerce Stock Exchange Committee), are applicable to the Offer.

IGT has in a confidentiality agreement dated March 15, 2011, and Eagle One has in the Transaction Agreement, undertaken towards Entraction to comply with the Takeover Rules. The Offer is made pursuant to the Takeover Rules. Any dispute relating to, or arising in connection with, the Offer shall be settled exclusively by Swedish courts, with the city court of Stockholm as the court of first instance.

The Offer is not being made (nor will any acceptance from shareholders or from others on behalf of shareholders) in any jurisdiction in which the making of the Offer or the acceptance of the Offer would not be made in compliance with current the laws and regulations of such jurisdiction or where the completion or acceptance of the Offer requires further documentation, filings or other measures in addition to those required under Swedish law, except where there is an applicable exemption. The Offer will not be submitted to the review or registration procedures of any regulator outside of Sweden. The Offer is being made in the United States in reliance on the Tier 1 exemption from certain requirements of the U.S. Securities Exchange Act of 1934 and is governed by disclosure and other regulations and procedures of a non-U.S. country that are different from those of the United States. The Offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex, telephone and the Internet) in or into Australia, Japan, Canada, South Africa or New Zealand and the Offer cannot be accepted in or from Australia, Japan, Canada, South Africa or New Zealand. As a result, this announcement, the offer document, the acceptance form and other documentation relating to the Offer will not, and may not, be sent by mail or in any other way be distributed, forwarded or transmitted to, from or within Australia, Japan, Canada, South Africa or New Zealand. IGT will not pay any consideration pursuant to the Offer to, or accept acceptance forms from Australia, Japan, Canada, South Africa or New Zealand.

IGT launches cash offer of SEK 67.56 per share in Entraction

Advisors
SEB Enskilda is acting as IGT’s financial advisor, Mannheimer Swartling is acting as legal advisor as to Swedish law and Sidley Austin is acting as legal adviser as to US law in connection with the Offer.

Stockholm, on May 5, 2011

Goldcup 6663 AB, under proposed name change to Eagle One AB
The Board of Directors

The information in this press release was submitted for publication on May 5, 2011 at 07.00 (CET).

For more information, please contact:

Matt Moyer
Vice President, Investor Relations
IGT
Tel: +1 866-296-4232

IGT launches cash offer of SEK 67.56 per share in Entraction

Eagle One and IGT in brief

Eagle One is a Swedish limited liability company, wholly-owned by IGT. Eagle One’s company registration number is 556850-8856 and its registered office is in the municipality of Stockholm. Eagle One has never conducted any business and at present does not conduct any business and its sole purpose is to make the Offer and take all actions to finance and complete the Offer and subsequently operate as parent company of Entraction.

IGT (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets.

IGT is currently regulated in over 350 jurisdictions and has approximately 4,900 employees.

In Fiscal Year 2010, IGT reported revenues of USD 1,987 million, operating profit of USD 433 million, and is listed on the New York Stock Exchange (NYSE).

More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Information regarding the offer is available on http://info.igt.com/.

Entraction in brief
Entraction is one of the world's foremost suppliers of products and services to companies wishing to offer online gaming. Entraction is an independent supplier and operates one of the world’s largest poker networks.

Entraction’s portfolio of products and services includes everything from online poker, betting, casino and bingo software to website design, back office and support. By providing both stand alone poker and turnkey gaming solutions, Entraction caters to virtually any operator in today’s market.

The Company has customers in throughout Europe. The continuing operations of Entraction have approximately 100 employees.

The turnover for the continuing operations of Entraction amounted to approximately SEK 341 million in 2010 and the operating profit amounted to SEK 20.2 million. The Entraction share is listed on NASDAQ OMX First North Premier Stockholm.

                      For more information visit www.Entraction.com

IGT launches cash offer of SEK 67.56 per share in Entraction

Forward-looking statements
This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed Offer, including the expected benefits of the acquisition to IGT and IGT’s strategic and operational expectations for its interactive gaming business. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others, the possibility that the Offer might not close or that the closing may be delayed, IGT’s integration of Entraction, its products, technologies and employees may experience difficulties, and the anticipated benefits of the Offer to IGT and its customers might not be realized. More information about potential factors that could affect IGT’s business and financial results is included in IGT’s filings with the U.S. Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in IGT’s Annual Report on Form 10-K for its 2010 fiscal year and its Quarterly Report on Form 10-Q for its fiscal quarter ended Dec. 31, 2010, and available on the SEC website at www.sec.gov and on the investor relations section of IGT’s website at www.IGT.com. All information provided in this release is as of May 5, 2011, and IGT does not intend, and undertakes no duty, to update this information.